Exhibit 4.3

SEE RESTRICTIONS ON TRANSFER SET FORTH ON REVERSE SIDE

State of Delaware

NUMBER **1NCP-0**

SHARES ****

# Enanta Pharmaceuticals, Inc.

Series 1 Non-Convertible Preferred Stock - Par Value $0.01

This Certifies that **SPECIMEN** is the registered holder of ** 0 ** Shares

**of Series 1 Non-Convertible Preferred Stock of Enanta Pharmaceuticals, Inc.**

*transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______ day of ______ A.D. 20____*

President

Treasurer

© GOES 720
All Rights Reserved

The shares of stock represented by this certificate have not been registered or qualified under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws and may not be sold, transferred, assigned or otherwise disposed of unless registered or qualified under the Act and such laws or an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that such registration and qualification is not required.